Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

Dated: November 13, 2003

	By:	/S/ ERIC B. STANG

Eric B. Stang President and Chief Executive Officer, Lexar Media, Inc.

I, Brian T. McGee, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-Q.

Dated: November 13, 2003

	By:	/S/ BRIAN T. MCGEE

Brian T. McGee Vice President, Finance and Chief Financial Officer, Lexar Media, Inc.